U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015 (October 20, 2015)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors (the “Board”) of American Capital Mortgage Investment Corp. (the “Company”) amended Article II, Section 7 of the Amended and Restated Bylaws of the Company, effective October 20, 2015 (the “Bylaw Amendment”), to implement majority voting for the election of directors in uncontested elections. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaw Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.
In connection with the Bylaw Amendment, the Board also adopted a director resignation policy (the “Resignation Policy”) on October 20, 2015. Under the Resignation Policy, an incumbent director must tender his or her resignation to the Board if the director does not receive the required majority vote in an uncontested election. The Compensation and Corporate Governance Committee of the Board will then make a recommendation to the full Board to accept or reject the resignation. The Board will publicly disclose its decision within 90 days after receipt of the tendered resignation.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description
3.1	Amendment No. 2 to Amended and Restated Bylaws of American Capital Mortgage Investment Corp., effective October 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: October 22, 2015	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary